EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, (the, "Agreement"), dated as of the date of acceptance set forth below, is entered into by and between Sputnik, Inc., a Nevada corporation, David LaDuke, President; and Michael Williams (collectively the “Seller”), and R. Thomas Kidd and Joan L. Kidd and assigns (collectively the “Purchaser”).  This Agreement supersedes and replace the Securities Purchase Agreement between the parties made as of July 1, 2012, which shall become null and void upon execution hereof.

W I T N E S S E T H:

WHEREAS, the Purchaser wishes to purchase, and the Seller desires to sell, upon the terms and subject to the conditions of this agreement, 160,000 of the outstanding shares of common stock (“SE Shares”) of Sputnik Enterprises, Inc., a Nevada corporation (SPNI) (OTCBB SPNI) owned by Seller Sputnik Enterprises, and a $25,000 promissory note (the “Williams Note”) owing to Seller Williams or his affiliates by SPNI plus 20,000 shares of common stock (“MW Shares”) of Sputnik Enterprises, Inc. owned by Williams (the SE Shares and the MW Shares, aggregating 180,000 shares, are collectively referred to as the “Shares”). The SE Shares and the Williams Shares are collectively referred to herein as the “Shares”.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

(a) Purchase. The Purchaser will purchase from the Shares, and the Williams Note owing to the Seller Williams in exchange for payment of  $240,001 (the “Purchase Price”) to the Seller.  Seller has received from Purchaser, a nonrefundable deposit of $15,000 which shall be applied to towards the Purchase Price.  The balance of $225,000  shall be paid in six monthly non-refundable installments (the “Installments”) of $37,500, to Hamilton & Associates Law Group, P.A. (the “Escrow Agent”) and be subject to that escrow agreement (the “Escrow Agreement”) attached hereto of even date herewith.   The first Installment shall be paid on September 21, 2012, and the remaining Installments shall be paid on or before the 21st day of each month until February 21, 2013. Seller may prepay all or any portion of the Purchase Price without penalty.

(b) Escrow Deliveries. Within five days of execution hereof, Seller shall deliver the following documents to the Escrow Agent which shall be released upon payment by Purchaser of all amounts of principal and interest due hereunder:

(i) certificates representing the Shares issued in the name of Purchaser’s designee; and

(ii) assignment of the Williams Note in favor of Purchaser.

(c) Closing. The Closing shall occur upon the earlier of (i) upon payment of the final Installment on February 21, 2013, or (ii) the payment of any unpaid principal balance of the purchase price by the purchaser in full at an earlier date.  At Closing, the Company’s sole officer and director shall resign and be replaced with Purchaser’s nominee for such positions.

4. Upon execution hereof, Purchaser shall deliver the first Installment. Seller shall cause to be prepared a 14F filing with the SEC as soon as practicable after execution hereof. In the event, the Purchaser does not make an Installment when due, then the right to purchase the shares for the Purchase Price shall be terminated and the Purchasers’ right to purchase and the Sellers obligations to sell are null and void and the parties will have no liability to the other.  If Purchaser fails to make any payment when due then all Installments paid to Escrow Agent by Purchaser or on behalf of Purchaser shall remain non-refundable and Escrow Agent shall deliver any and all funds representing the Installments to Sellers

2. PURCHASER’S REPRESENTATIONS, WARRANTIES, ETC. The Purchaser represents and warrants to, and covenants and agrees with, the Seller as follows:

(a) The Purchaser is purchasing the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

(b)The Purchaser is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial, to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Shares.

(c)The Purchaser understands that its investment in the Shares involves a high degree of risk.

SELLER REPRESENTATIONS, ETC. The Seller represents and warrants to the Purchaser that:

(a) Concerning the Shares.  There are no preemptive rights of any shareholder of SPNI or any third party to acquire the Shares.

(b) Authority.  The Seller has the capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person, entity or governmental authority.

(c) Title.  The Seller has good and marketable title to all of the Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances and will not, until the Purchase Price is paid or this Agreement is terminated, sell, hypothecate, encumber, transfer or otherwise dispose of the Shares.  The Seller will transfer the shares in the name of the Purchaser or Purchaser’s assigns.

(d) Full Disclosure.  There is no fact actually known to the Seller that would reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement.

(e) SPNI will have 295,286 shares of common outstanding as of the closing date of this transaction and no preferred shares outstanding.

1. GOVERNING LAW:  MISCELLANEOUS.

(a) This Agreement will be governed by and interpreted in accordance with the laws of the State of Florida for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass the state courts of the State of Florida in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the losing party will reimburse the prevailing party for any reasonable legal fees and disbursements incurred in the enforcement of or protection of any of its rights under this Agreement.

(b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof.

c) This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(d) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(e) A facsimile transmission of this signed Agreement will be legal and binding on all parties hereto.

(f) This Agreement may be signed in one or more counterparts, each of which will be deemed an original.

(g) The headings of this Agreement are for convenience of reference and will not form part of, or affect the interpretation of, this Agreement.

(h) If any provision of this Agreement be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(i) This Agreement may be amended only by the written consent of both parties.

(j) This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(k) Any notice required or permitted hereunder will be given in writing (unless otherwise specified herein) and will be deemed effectively given on the date of receipt of communication thereof via e-mail [each party to confirm receipt within 12 hours of receipt] in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

SELLER:   Michael@GoPublicDirect.com; dladuke@sputnik.com

PURCHASER: armadaceo@yahoo.com

(Signatures next page)

Purchaser Initials            ____________                              ________________

Seller Initials                    ____________                              ________________

IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Seller as of the date set forth below.

Date:    September 20, 2012

Seller:

/s/ David LaDuke

Sputnik Enterprises, Inc.

By:  David LaDuke, President

/s/ Michael Williams

Michael Williams

_____________________________________

address

Purchaser:

/s/ R. Thomas Kidd

R. Thomas Kidd

/s/ Joan L. Kidd

Joan L. Kidd

432 Valley Stream Drive
Geneva, Florida 32732